Exhibit 10.2

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (this “Third Amendment”) is dated as of the 16th day of March, 2005 and is by and among Standard Parking Corporation, a Delaware corporation (the “Company”), LaSalle Bank National Association (“LaSalle”), in its capacity as Agent for the Lenders party to the Credit Agreement described below and as a Lender, Wells Fargo Bank, N.A. (“Wells Fargo”), as a Lender and as Syndication Agent under such Credit Agreement, U.S. Bank National Association (“U.S. Bank”) as a Lender, and Fifth Third Bank Chicago (“Fifth Third”), as a Lender.

W I T N E S S E T H:

WHEREAS, the Company, LaSalle, Wells Fargo, U.S. Bank and Fifth Third are all of the parties to that certain Credit Agreement dated as of June 2, 2004, as amended by that certain First Amendment thereto dated as of July 7, 2004 and that certain Second Amendment thereto dated as of March     , 2005 (as amended, restated, modified or supplemented and in effect from time to time, the “Credit Agreement”); and

WHEREAS, the parties desire to amend the Credit Agreement in certain respects, all as set forth herein;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.                                       Definitions.  Capitalized terms used in this Third Amendment and not otherwise defined herein are used with the meanings given such terms in the Credit Agreement.  In addition, for purposes of this Third Amendment the following terms shall have the meanings indicated:

“Third Amendment Effective Date” means the date upon which this Third Amendment to Credit Agreement is executed by the Company, LaSalle, Wells Fargo, U.S. Bank and Fifth Third.

2.                                       Amendments to the Credit Agreement.  Effective on the Third Amendment Effective Date, the Credit Agreement shall be amended as follows:

(A)                              The definition of Applicable Margin in Section 1.1 shall be amended and restated in its entirety as follows:

Applicable Margin means, for any day, the rate per annum set forth below opposite the level (the “Level”) then in effect, it being understood that the Applicable Margin for (i) LIBOR Loans shall be the percentage set forth under the column “LIBOR Margin”, (ii) Base Rate Loans shall be the percentage set forth under the column “Base Rate Margin”, (iii) the Non-Use Fee Rate shall be the percentage set forth under the column “Non-Use Fee Rate” and (iv) the L/C Fee shall be the percentage set forth under the column “L/C Fee Rate”:

Level	Total Debt to EBITDA Ratio	LIBOR Margin	Base Rate Margin	Non-Use Fee Rate	L/C Fee Rate
I	Greater than or equal to 4.5:1	3.00%	1.50%	.375%	3.00%
II	Greater than or equal to 4.0:1 but less than 4.5:1	2.75%	1.25%	.375%	2.75%
III	Greater than or equal to 3.5:1 but less than 4.0:1	2.50%	1.00%	.375%	2.50%
IV	Less than 3.5:1	2.25%	0.75%	.375%	2.25%

The LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be adjusted, to the extent applicable, on the fifth (5th) Business Day after the Company provides or is required to provide the annual and quarterly financial statements and other information pursuant Section 10.1.1 or 10.1.2, as applicable, and the related Compliance Certificate, pursuant to Section 10.1.3.  Notwithstanding anything contained in this paragraph to the contrary, (a) if the Company fails to deliver such financial statements and Compliance Certificate in accordance with the provisions of Section 10.1.1, 10.1.2 and 10.1.3, the LIBOR Margin, the Base Rate Margin, the Non-Use Fee Rate and the L/C Fee Rate shall be based upon Level I above beginning on the date such financial statements and Compliance Certificate were required to be delivered until the fifth (5th) Business Day after such financial statements and Compliance Certificate are actually delivered, whereupon the Applicable Margin shall be determined by the then current Level; and (b)  no reduction to any Applicable Margin shall become effective at any time when an Event of Default has occurred and is continuing.

3.                                       Representations and Warranties.  To induce LaSalle, Wells Fargo, U.S. Bank and Fifth Third to enter into this Third Amendment, the Company represents and warrants that:

(A)                              the execution, delivery and performance by the Company of this Third Amendment have been duly authorized by all requisite corporate action on the part of the Company;

(B)                                this Third Amendment has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or by general principals of equity;

(C)                                no Event of Default or Unmatured Event of Default exists as of the date of this Third Amendment.

4.                                       Miscellaneous.

(A)                              Counterparts.  This Third Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument.  It shall not be necessary in making proof of this Third Amendment to produce or account for more than one such counterpart for each of the parties hereto.  Delivery by facsimile by any of the parties hereto of an executed counterpart of this Thir Amendment shall be effective as an original executed counterpart hereof and shall be deemed a representation that an original executed counterpart hereof will be delivered.

(B)                                Headings.  The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Third Amendment.

(C)                                Governing Law.  This Third Amendment and the rights and obligations of the parties shall be construed and interpreted in accordance with the laws of the State of Illinois.

(D)                               Severability.  If any provision of any of this Third Amendment is determined to be illegal, invalid or enforceable, such provision shall be fully severable and the remaining provisions shall remain full force and effect and shall be construed without giving effect to the illegal, invalid or enforceable provisions.

(E)                                 Successors and Assigns.  This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

(F)                                 References.  From and after the date of execution of this Third Amendment, any reference to the Credit Agreement contained in any notice, request, certificate or other instrument, document or agreement executed concurrently with or after the execution and delivery of this Third Amendment shall be deemed to include this Third Amendment unless the context shall otherwise require.

(G)                                Continued Effectiveness.  Notwithstanding anything contained herein, the terms of this Third Amendment are not intended to and do not serve to effect a novation as to the Credit Agreement.  The parties hereto expressly do not intend to extinguish the Credit Agreement in any respect.  Instead, it is the express intention of the parties hereto to reaffirm the indebtedness created under the Credit Agreement and to confirm that the Credit Agreement, as amended hereby, remains in full force and effect and is hereby reaffirmed in all respects.

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IN WITNESS WHEREOF, the parties have executed this Third Amendment to Credit Agreement as of the date first set forth above.

STANDARD PARKING CORPORATION

By:	/s/ G. Marc Baumann
Name:	G. Marc Baumann
Title:	Chief Financial Officer

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ Sean Silver
Name:	Sean Silver
Title:	First Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Steven Nickas
Name:	Steven Nickas
Title:	Assistant Vice President

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Monika Kump
Name:	Monika Kump
Title:	Assistant Vice President

FIFTH THIRD BANK CHICAGO

By:	/s/ Stephen Watts
Name:	Stephen Watts
Title:	Vice President